NEWS RELEASE
October 6, 2004

Quincy Gold Corp. Receives TSX Venture Listing Approval

Toronto. Ontario – Quincy Gold Corp. is pleased to announce that the Company’s common shares will be listed on the TSX Venture Exchange effective at the opening October 6, 2004 under the symbol QGO in Canadian dollars. The Company’s shares will continue to trade on the OTCBB under the symbol QCYG in US dollars.

Quincy Gold has assembled a select portfolio of gold exploration properties in the gold producing areas of Nevada and adjacent states. Currently, the Company is drilling its Quartz Mountain gold project in Oregon, USA (for more information, please refer to the news release issued on August 18, 2004).

To find out more about Quincy Gold Corp. visit our website at www.quincygold.com or contact:

Daniel Farrell, President & CEO	T: (416) 366-7871	E: dfarrell@quincygold.com

Murray Black, Corporate Development	T: (416) 366-9192	E: mblack@quincygold.com

Thomas Skimming, VP, Exploration	T: (416) 444-0900	E: tskimming@quincygold.com

THIS PRESS RELEASE WAS PREPARED BY QUINCY GOLD CORP., WHICH ACCEPTS THE RESPONSIBILITY AS TO ITS ACCURACY. THE TSX VENTURE EXCHANGE DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Information Regarding Forward-Looking Statements: Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions in the Private Securities Legislation Reform Act of 1995. Forward-looking settlements involve known and unknown risks and uncertainties, which may cause Quincy’s actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things: volatility of natural resource prices; product demand; market competition and risks inherent in Quincy’s operations. These and other risks are described in the Company’s Annual Report or Form 10-K and other filings with the Securities and Exchange Commission.